EXHIBIT 5

Black Hills Corporation	625 Ninth Street – P.O. Box 1400
Steven J. Helmers	Rapid City, SD 57709-1400
General Counsel & Corporate Secretary	Telephone: (605) 721-2303
E-mail: shelmers@bh-corp.com	Fax: (605)721-2550

November 8, 2010

Board of Directors of
  Black Hills Corporation
P.O. Box 1400
Rapid City, SD  57709-1400

Re:           Opinion of Counsel
500,000 Additional Shares of Common Stock of Black Hills Corporation under the
2005 Omnibus Incentive Plan

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-8 (the “Registration Statement”) of Black Hills Corporation (the “Company”), relating to the issuance of up to 500,000 additional shares of Common Stock of the par value $1.00 per share (the “Shares”) of the Company in connection with the Black Hills Corporation 2005 Omnibus Incentive Plan, as amended (the “Plan”), as described in the Registration Statement, I wish to advise you as follows:

I am of the opinion that the Company is a corporation validly incorporated and existing under the laws of the State of South Dakota and is fully qualified to carry on the business in which it is now engaged.

I am further of the opinion that subject to compliance with the Securities Act of 1933, as amended, and the offering and sale of the Shares in accordance with the Plan and the issuance and sale of, and payment for, the Shares in the manner and at the price set forth in the Plan, the Shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

I am a member of the bar of the State of South Dakota.  My opinion expressed above is limited to the laws of the State of South Dakota and the federal laws of the United States of America, and I do not express any opinion herein concerning the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, I do not thereby admit that I am in a category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ STEVEN J. HELMERS
Steven J. Helmers